Exhibit 99.01
5 Results Way
Cupertino, CA 95014
t 408.864.2600
f 408.342.1615
www.arcsight.com
ArcSight Announces Record Revenues and New Customers for Third Quarter of Fiscal 2008
Company Posts Total Revenues of $27.7 Million and Adds 56 New Customers
Cupertino, Calif. – March 13, 2008 – ArcSight, Inc., (NASDAQ: ARST), a leading global provider of compliance and security management solutions that protect enterprises and government agencies, today announced financial results for the third quarter and nine months ended January 31, 2008.
For the third quarter of fiscal 2008, ArcSight reported total revenues of $27.7 million compared to total revenues of $16.7 million reported in the third quarter of fiscal 2007. Net income on a GAAP basis for the third quarter of fiscal 2008 was $2.4 million, or $0.09 per diluted share, including $143,000 in amortization of intangible assets and $1.3 million in stock-based compensation expense. This compares to a GAAP net loss of $542,000, or $0.05 per share, reported in the third quarter of fiscal 2007, including $130,000 in amortization of intangible assets and $347,000 in stock-based compensation expense.
Non-GAAP net income for the third quarter of fiscal 2008 was $3.8 million, or $0.14 per diluted share, excluding the above-mentioned charges. This compares to a non-GAAP net loss of $65,000, or $0.01 per share, reported in the third quarter of fiscal 2007, excluding the above-mentioned charges.
During the third quarter of 2008, the company generated $7.7 million in cash from operations and closed the third quarter with cash and cash equivalents of $21.2 million. Since the close of the third quarter, ArcSight completed its initial public offering of common stock and raised net proceeds of $46.3 million, after deducting the underwriting discounts and estimated offering expenses.
“We are pleased with our financial results for the third quarter, having executed well across the business,” commented Robert W. Shaw, chairman and CEO of ArcSight. “We continued to win important new customer opportunities as well as follow on sales to existing customers, drove higher levels of partner productivity and showed good traction from sales of our Logger appliance products.
“Our business activity continues to be driven by the increasing demand for enterprise risk compliance management solutions. We believe that we are a market leader and we believe that we are uniquely positioned to help customers of all sizes and across all industries handle security threats and compliance violations and protect their business from major risk,” concluded Shaw.
For the nine-month period ended January 31, 2008, ArcSight reported total revenues of $72.2 million compared to $44.5 million reported for the same period of fiscal 2007. Net loss for the nine-month period of fiscal 2008 was $0.9 million, or $0.09 per share, including $430,000 in amortization of intangible assets and $3.4 million in stock-based compensation expense. This compares to a net loss of $3.7 million, or $0.38 per share, reported in the same period in 2007, including $346,000 in amortization of intangible assets and $842,000 in stock-based compensation expenses.

Non-GAAP net income for the nine-month period of fiscal 2008 was $2.9 million, or $0.11 per diluted share, excluding the above-mentioned charges. This compares to a non-GAAP net loss of $2.5 million, or $0.26 per share, reported in the same period of fiscal 2007, excluding the above-mentioned charges.
Use of Non-GAAP Financial Measures
ArcSight reports all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement the ArcSight unaudited condensed consolidated financial statements presented in accordance with GAAP, ArcSight uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of ArcSight operations as determined in accordance with GAAP. The non-GAAP financial measures used by ArcSight include historical non-GAAP net income (loss) and non-GAAP basic and diluted earnings (loss) per share. These non-GAAP financial measures exclude amortization of intangible assets and stock-based compensation from the ArcSight statement of operations.
For a description of these items, including the reasons why management adjusts for them, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. ArcSight may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.
ArcSight believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of ArcSight by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. ArcSight management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of ArcSight, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of ArcSight to prior periods.
Conference Call Information
ArcSight will host a conference call and live webcast at 2:00 p.m. Pacific Standard Time today, Thursday, March 13, 2008. To access the conference call, callers from the U.S. and Canada may dial 800-218-4007 and international callers may dial 303-262-2139. The webcast will be available live on the Investor Relations section of the company’s website at www.arcsight.com. An audio replay of the call will also be available to investors by phone beginning at approximately 4:00 p.m. Pacific Standard Time on March 13, 2008, until 11:59 p.m. Pacific Standard Time on March 20, 2008, by dialing 800-405-2236 from the U.S. or Canada or 303-590-3000 from all other countries, and entering passcode 11109896#. In addition, an archived webcast will be available on the Investor Relations section of the company’s website at www.arcsight.com.
Cautionary Statement Regarding Forward Looking Statements
This news release contains forward-looking statements, including without limitation the belief of ArcSight that business activity will be driven by the increasing demand for enterprise risk compliance management solutions, and the company’s belief that it is uniquely positioned to help customers of all sizes and across all industries handle security threats and compliance violations and protect their businesses from major risk. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that demand for enterprise risk compliance management solutions may not increase and may decrease; the risk that competitors may be perceived by customers to be better positioned to help handle security threats and compliance violations and protect their businesses from major risk; the risk that the growth of ArcSight may be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the final prospectus for the ArcSight initial public offering filed with the

Securities and Exchange Commission under Rule 424(b)(4) (Registration File No. 333-145974) You can obtain copies of the final prospectus for the ArcSight initial public offering on the SEC’s website at www.sec.gov.
The foregoing information represents the company’s outlook only as of the date of this press release, and ArcSight undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.
About ArcSight
ArcSight (NASDAQ: ARST) is a leading global provider of compliance and security management solutions that protect enterprises and government agencies.  ArcSight helps customers comply with corporate and regulatory policy, safeguard their assets and processes, and control risk.  The ArcSight platform collects and correlates user activity and event data across the enterprise so that businesses can rapidly identify, prioritize, and respond to compliance violations, policy breaches, cybersecurity attacks, and insider threats.  For more information, visit www.arcsight.com.
ArcSight, the ArcSight logo and ArcSight Logger are trademarks of ArcSight, Inc.
Contact Information:
Erica Abrams
415.217.5864
IR@arcsight.com
erica@blueshirtgroup.com

ARCSIGHT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(On a GAAP basis)
(In thousands, except share amounts and par value)

	As of	As of
	January 31,	April 30,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,231	$16,917
Accounts receivable, net	9,399	15,554
Capitalized software licenses, current	1,998	249
Other prepaid expenses and current assets	2,786	2,207

Total current assets	35,414	34,927
Restricted cash	842	842
Income taxes receivable	738	761
Property and equipment, net	4,915	2,753
Goodwill	5,746	5,746
Acquired intangible assets, net	2,304	2,734
Capitalized software licenses, non-current	589	394
Other long-term assets	3,863	833

Total assets	$54,411	$48,990

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$834	$2,846
Accrued compensation and benefits	6,154	6,678
Obligations for software licenses	2,427	551
Other accrued liabilities	3,590	3,869
Deferred revenues, current	28,678	24,794

Total current liabilities	41,638	38,738
Deferred revenues, non-current	2,734	4,794
Other long-term liabilities	1,709	328

Total liabilities	46,126	43,860
Stockholders’ equity:
Convertible preferred stock, $0.00001 par value per share; aggregate liquidation preference of $26,918 as of January 31, 2008 (unaudited) and April 30, 2007; 21,601,752 shares authorized as of January 31, 2008 (unaudited) and April 30, 2007; 13,032,497 shares issued and outstanding as of January 31, 2008 (unaudited) and April 30, 2007	26,758	26,758
Common stock, $0.00001 par value per share; 32,500,000 shares authorized as of January 31, 2008 (unaudited) and April 30, 2007; 10,990,993 and 10,620,041 issued and outstanding as of January 31, 2008 (unaudited) and April 30, 2007, respectively	—	—
Additional paid-in capital	27,391	23,479
Deferred stock-based compensation	(169)	(554)
Accumulated other comprehensive income (loss)	(48)	13
Accumulated deficit	(45,647)	(44,566)

Total stockholders’ equity	8,285	5,130

Total liabilities and stockholders’ equity	$54,411	$48,990

ARCSIGHT, INC.
Consolidated Statement of Operations
(On a GAAP basis)
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	January 31,	January 31,	January 31,	January 31,
	2008	2007	2008	2007
Revenues:

Products	$17,698	$10,209	$45,573	$26,883
Maintenance	7,380	4,611	19,627	12,379
Services	2,593	1,914	6,969	5,191

Total revenues	27,671	16,734	72,169	44,453
Cost of revenues:
Products	1,487	625	3,301	1,674
Maintenance(1)	1,456	851	4,083	2,501
Services(1)	1,454	847	3,894	2,731

Total cost of revenues	4,397	2,323	11,278	6,906

Gross profit	23,274	14,411	60,891	37,547
Operating expenses(1):
Research and development	5,063	3,636	14,170	10,569
Sales and marketing	12,760	9,226	37,367	24,689
General and administrative	2,939	2,125	9,927	5,986

Total operating expenses	20,762	14,987	61,464	41,244

Income (loss) from operations	2,512	(576)	(573)	(3,697)
Interest income	158	189	422	449
Other income and expense, net	(60)	(58)	(284)	(134)

Income (loss) before provision for income taxes	2,610	(445)	(435)	(3,382)
Provision for income taxes	257	97	514	292

Net income (loss)	$2,353	$(542)	$(949)	$(3,674)

Net income (loss) per common share, basic	$0.22	$(0.05)	$(0.09)	$(0.38)

Net income (loss) per common share, diluted	$0.09	$0.05)	$(0.09)	$(0.38)

Shares used in computing basic net income (loss) per common share	10,829	10,153	10,609	9,571

Shares used in computing diluted net income (loss) per common share	27,458	10,153	10,609	9,571

(1) Stock-based compensation expense as included in above
Cost of maintenance revenues	24	1	62	2
Cost of services revenues	23	3	69	7
Research and development	293	136	940	358
Sales and marketing	771	110	1,912	205
General and administrative	171	98	432	270

ARCSIGHT, INC.
Consolidated Statement of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	January 31,	January 31,	January 31,	January 31,
	2008	2007	2008	2007
GAAP net income (loss)	$2,353	$(542)	$(949)	$(3,674)
Plus:
a) Stock-based expenses	1,282	347	3,415	842
b) Amortization of intangibles	143	130	430	346

Non-GAAP net income (loss)	$3,778	$(65)	$2,896	$(2,486)

GAAP net income (loss) per common share, basic	$0.22	$(0.05)	$(0.09)	$(0.38)
Plus:
a) Stock-based expenses	0.12	0.03	0.32	0.09
b) Amortization of intangibles	0.01	0.01	0.04	0.03

Non-GAAP net income (loss), basic	$0.35	$(0.01)	$0.27	$(0.26)

Non-GAAP net income (loss), diluted	$0.14	$(0.01)	$0.11	$(0.26)

Shares used in computing basic net income (loss) per common share	10,829	10,153	10,609	9,571

Shares used in computing diluted net income (loss) per common share	27,458	10,153	27,409	9,571

Use of Non-GAAP Financial Information
In addition to the reasons stated above, which are generally applicable to each of the items ArcSight excludes from its non-GAAP financial measures, ArcSight believes it is appropriate to exclude certain items for the following reasons:
Amortization of Intangibles. When analyzing the operating performance of an acquired entity, ArcSight management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, ArcSight management excludes the GAAP impact of acquired intangible assets to its financial results. ArcSight believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.
In addition, in accordance with GAAP, ArcSight generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally developed intangible assets, however, and also in accordance with GAAP, ArcSight generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally developed intangible assets and acquired intangible assets. Accordingly, ArcSight believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.
Stock-Based Compensation. When evaluating the performance of its consolidated results, ArcSight does not consider stock-based compensation charges. Likewise, the ArcSight management team excludes stock-based compensation expense from its operating plans. In contrast, the ArcSight management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, ArcSight places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.
ArcSight believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business. In addition, given its adoption of SFAS 123R, “Share-Based Payment,” beginning in its fiscal year 2007, ArcSight believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.